UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2007
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Analipseos 30 Apt. #25, 52236 Panorama, Thessaloniki, Greece	_______________
(Zip Code)

+30-697-366-9834
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

On January __, 2007, Celsius Holdings, Inc. (the "Registrant") entered into a merger agreement and plan of reorganization with Celsius, Inc., a Nevada corporation and wholly-owned subsidiary of the Registrant ("Sub"), Elite FX, Inc., a Florida corporation (the "Elite"), and Steve Haley, the "Indemnifying Officer" and "Securityholder Agent" of Elite, (the "Merger Agreement"). Under the terms of the Merger Agreement Elite will be merged into Sub and became a wholly-owned subsidiary of the Registrant.

The parties were arms-length at the time of entering into the transaction. On November 26, 2006, the Registrant provided a US$250,000 bridge loan to Elite. Other than the foregoing, there was no relationship between the Registrant and Elite or any affiliate, director, officer, or associate of the Registrant or Elite.
The basic terms of the Merger Agreement are as follows:

  At the time of closing the Merger Agreement the Registrant will have 24,000,000 shares of its common stock issued and outstanding after certain adjustments;
  The Registrant has agreed to issue:
    approximately 70,912,246 shares of its common stock to the stockholders of Elite as full consideration for their shares of Elite;
    warrants to Investa Capital Partners Inc. representing 3,557,812 shares of common stock of the Registrant;
    1,391,500 shares of its common stock and a note payable for $250,000 to purchase certain trademark rights to the name "Celsius"; and
    options exercisable for 10,647,025 shares of common stock of the Registrant in connection with the assumption of the options currently outstanding in Elite;
  In support of the Merger Agreement, the Registrant will conduct a private placement offering of 1,300,000 shares of its common stock, part of the consideration for such offering shall be the conversion of a $250,000 loan to the Registrant into shares of its common stock under the private placement at $0.50 per share;
  The Registrant will enter into a registration rights agreement with the private placement subscribers, John Nugent, Anthony Baudanza, Gregory Horn and Investa Capital Partners Inc.;
  The Registrant must have $1,100,000 in cash at closing less the outstanding balance of $250,000 for the bridge loan the Registrant provided to Elite in November 2006;
  The Registrant is to enter into employment agreements with Steve Haley, Jan Norelid, Richard McGee and Janice Haley who are management of Elite;
  The Registrant is to enter into an intellectual property assignment agreement with each of Steve Haley and Lucille Santini; and
  Elite's shareholders have approved to go forward with the Agreement.

The Merger Agreement contains customary representations and warranties of the Registrant, Sub, and Elite, and is governed by the laws of the State of Florida without regard to its conflict of law rules.

A copy of the Merger Agreement and related agreements are filed as exhibits to this Form 8-K and are incorporated in this Item 2.01 by reference. The description of the Merger Agreement and related agreements above is qualified in their entirety by reference to the full text of the Merger Agreement and related agreements.

Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
Not required at this time.

(b) Pro forma financial information.
Not required at this time.

(c) Exhibits.

As described in Item 1.01 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Merger Agreement and Plan of Reorganization dated January 24, 2007
99.1	Press Release dated January 24, 2007

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CELSIUS HOLDINGS, INC.
/s/ Kristian Kostovski
DATE: January 25, 2007	By:
Kristian Kostovski
President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Principal Accounting Officer